
LOMA LINDA UNIVERSITY MEDICAL CENTER - MURRIETA

3Q12 Supplemental Information

HEALTHCARE REIT™

3Q12 Supplemental Information

HEALTHCARE REIT

Table of Contents

Portfolio Composition(1)

(dollars in thousands, except per bed / unit / square foot)

Overview by Investment Type	Age	Properties	Investment Balance	% of Total	Committed Balance	Beds / Units / Square Feet	Per Bed / Unit / Square Foot(2)
Seniors housing triple-net	11	321	$ 4,920,743	29.6%	$ 5,013,358	29,858	$ 167,907
Skilled nursing/post-acute	25	294	3,511,126	21.2%	3,543,957	38,209	92,752
Seniors housing operating	13	165	3,657,103	22.0%	3,657,103	21,818	187,500
Hospital	14	36	906,558	5.5%	906,558	2,137	424,220
Medical office	12	207	3,268,519	19.7%	3,360,087	13,002,517	263
Life science	14	7	333,212	2.0%	333,212	1,188,132	573
Total	**15**	**1,030**	**$ 16,597,261**	**100.0%**	**$ 16,814,275**		

Portfolio NOI	Current Quarter Total Revenues	Current Quarter Operating Expenses	Current Quarter Net Operating Income	Annualized NOI(3)
Seniors housing triple-net	$ 103,419	$ -	$ 103,419	$ 413,676
Skilled nursing/post-acute	95,770	-	95,770	383,080
Seniors housing operating	197,525	133,254	64,271	257,084
Hospital	22,953	477	22,476	89,904
Medical office	86,871	26,149	60,722	242,888
Life science	10,918	3,356	7,562	30,248
Corporate	277	-	277	1,108
Total	**$ 517,733**	**$ 163,236**	**$ 354,497**	**$ 1,417,988**

Portfolio Performance(1)

Stable Portfolio(4)	Occupancy	EBITDAR Coverage(5)	EBITDARM Coverage(5)	Facility Revenue Mix: Private Pay	Facility Revenue Mix: Medicaid	Facility Revenue Mix: Medicare
Seniors housing triple-net(6)	88.7%	1.15x	1.33x	86.0%	9.5%	4.5%
Skilled nursing/post-acute	87.3%	1.40x	1.84x	22.7%	48.7%	28.6%
Seniors housing operating	90.6%	n/a	n/a	99.9%	0.0%	0.1%
Hospital	60.8%	2.01x	2.35x	32.5%	5.6%	61.9%
Medical office	93.9%	n/a	n/a	100.0%	0.0%	0.0%
Life science	97.8%	n/a	n/a	100.0%	0.0%	0.0%
Total		**1.36x**	**1.69x**	**74.7%**	**14.3%**	**11.0%**

Notes:

(1) Includes unconsolidated joint ventures.

(2) Includes pro rata amounts related to investments in unconsolidated joint ventures.

(3) Annualized NOI calculated as current quarter NOI multiplied by 4.

(4) Data as of September 30, 2012 for seniors housing operating, medical office and life science and June 30, 2012 for remaining asset types.

(5) Represents trailing twelve month coverage metrics.

(6) Excludes entrance fee portfolio.

Geographic Concentration[1]

(dollars in thousands)

Balances	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science[2]	Total Properties	Investment Balance	% of Total
New Jersey	$ 728,587	$ 481,350	$ -	$ 34,459	$ 233,430	64	$ 1,477,826	8.9%
Texas	233,477	160,933	168,018	196,438	660,250	101	1,419,116	8.6%
California	31,341	-	836,063	310,631	200,317	53	1,378,352	8.3%
Florida	564,901	192,104	6,031	21,956	470,552	103	1,255,544	7.6%
Massachusetts	98,686	357,579	321,090	11,438	333,212	56	1,122,005	6.8%
Pennsylvania	270,009	545,393	-	17,506	-	47	832,908	5.0%
Washington	122,928	-	542,487	-	131,030	30	796,445	4.8%
Connecticut	125,690	95,801	343,773	-	-	37	565,264	3.4%
Ohio	175,954	176,978	84,773	31,431	37,426	40	506,562	3.1%
Wisconsin	187,483	-	-	21,734	283,584	34	492,801	3.0%
Remaining	2,381,687	1,500,988	1,354,868	260,965	1,251,930	465	6,750,438	40.5%
Total	**$ 4,920,743**	**$ 3,511,126**	**$ 3,657,103**	**$ 906,558**	**$ 3,601,731**	**1,030**	**$ 16,597,261**	**100.0%**

NOI	Seniors Housing Triple-net	Skilled Nursing / Post - Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science[2]	Total Properties	Total NOI[1-3]	% of Total
New Jersey	$ 12,725	$ 10,949	$ -	$ 985	$ 5,283	64	$ 29,942	8.5%
California	1,395	-	16,193	8,275	3,999	53	29,862	8.5%
Texas	5,998	5,042	3,176	3,686	10,458	101	28,360	8.0%
Massachusetts	2,923	10,357	6,941	-	7,562	56	27,783	7.9%
Florida	9,417	7,114	268	538	9,013	103	26,350	7.5%
Pennsylvania	6,054	14,149	-	831	-	47	21,034	6.0%
Washington	3,137	-	8,432	-	1,816	30	13,385	3.8%
Connecticut	3,351	2,174	7,351	-	-	37	12,876	3.6%
Wisconsin	4,772	-	-	700	6,784	34	12,256	3.5%
Ohio	3,528	5,437	1,454	880	445	40	11,744	3.3%
Remaining	49,689	40,316	20,456	6,567	22,538	465	139,566	39.4%
Total	**$ 102,989**	**$ 95,538**	**$ 64,271**	**$ 22,462**	**$ 67,898**	**1,030**	**$ 353,158**	**100.0%**

Notes:

(1) Includes unconsolidated entities.

(2) Balance and NOI for Massachusetts represent our Life Science portfolio only.

(3) Represents NOI including discontinued operations for the three months ended September 30, 2012, excluding other income totaling $1,339,000.

Top Ten Customer Descriptions

Genesis HealthCare, LLC, located in Kennett Square, PA, is a privately held company that operates 231 eldercare facilities, consisting of 206 skilled nursing facilities and 25 assisted living facilities, with approximately 28,300 beds across 13 New England and Middle Atlantic states. Genesis also provides third-party rehabilitation services to nearly 1,100 healthcare providers. As of September 30, 2012, the HCN portfolio consisted of 158 facilities in 11 states with an investment balance of $2.56 billion.

Merrill Gardens, LLC, located in Seattle, WA, is a privately held company that operates and/or manages 56 independent and assisted living facilities with over 6,000 units in nine states. As of September 30, 2012, the HCN portfolio consisted of 48 facilities in eight states with an investment balance of $1.1 billion.

Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 46 facilities with approximately 4,000 residents across the Northeast. The company currently operates independent living, assisted living, and dementia care facilities that focus on low to moderate acuity. As of September 30, 2012, the HCN portfolio consisted of 35 facilities in six states with an investment balance of $849.4 million.

Brandywine Senior Living, LLC, located in Mount Laurel, NJ, is a privately held company that operates 26 seniors housing facilities with over 2,400 units in five states. As of September 30, 2012, the HCN portfolio consisted of 26 facilities in five states with an investment balance of $722.6 million.

Senior Living Communities, LLC, located in Charlotte, NC, is a privately held company that operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates 12 facilities in five states. As of September 30, 2012, the HCN portfolio consisted of 12 facilities in five states with an investment balance of $607.2 million.

Senior Lifestyle Management, LLC, located in Chicago, IL, is a privately held company that operates premier communities across the full spectrum of independent, assisted, rehabilitation, skilled, memory and continuing care across the United States. The company operates 93 facilities in 20 states. As of September 30, 2012, the HCN portfolio consisted of 24 facilities in eight states with an investment balance of $594.7 million.

Chartwell Seniors Housing REIT, located in Mississauga, Ontario, owns and manages over 230 facilities in North America, and is the largest seniors housing operator in Canada. As of September 30, 2012, the HCN portfolio consisted of 42 facilities with 8,186 units located across four Canadian Provinces with an investment balance of $515.1 million.

Senior Star Living, located in Tulsa, OK, is a private operator of CCRCs and independent living, assisted living and dementia care facilities that operates twelve facilities in six states. As of September 30, 2012, the HCN portfolio consisted of ten facilities in six states with an investment balance of $427.2 million.

Belmont Village, LP, located in Houston, TX, is a private operator of independent living, assisted living and dementia facilities that operates 22 facilities in seven states. As of September 30, 2012, the HCN portfolio consisted of eight facilities in four states with an investment balance of $375.6 million.

Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a publicly traded company that provides independent living and assisted living services. The company operates 647 facilities in 33 states with the ability to serve approximately 67,000 residents. As of September 30, 2012, the HCN portfolio consisted of 74 facilities in 16 states with an investment balance of $311.3 million.

By Relationship[1]

(dollars in thousands)

	Total Properties		Investment Balance	% of Balances
Genesis HealthCare, LLC	158	$	2,558,276	15.4%
Merrill Gardens, LLC	48		1,095,029	6.6%
Benchmark Senior Living	35		849,397	5.1%
Brandywine Senior Living, LLC	26		722,623	4.4%
Senior Living Communities, LLC	12		607,208	3.7%
Senior Lifestyle Management, LLC	24		594,669	3.6%
Chartwell Seniors Housing REIT	42		515,103	3.1%
Senior Star Living	10		427,230	2.6%
Belmont Village, LP	8		375,622	2.3%
Brookdale Senior Living, Inc.	74		311,275	1.9%
Remaining	593		8,540,829	51.3%
Total	**1,030**	**$**	**16,597,261**	**100.0%**

Entrance Fee Portfolio

	Properties	Average Age		Investment Balance	Entrance Fee Units	Entrance Fee Occupancy	Rental Units	Rental Occupancy
Entrance Fee Properties	13	8	$	652,094	1,401	62%	1,194	89%

Same Store Cash NOI Growth[1]

	Properties[2]		3Q11 Same Store Cash NOI		3Q12 Same Store Cash NOI	% Change
Seniors housing triple-net[3]	238	$	68,685	$	70,636	2.8%
Skilled nursing/post-acute[3]	248		73,888		76,319	3.3%
Seniors housing operating[4]	116		49,911		53,411	7.0%
Hospitals[3]	26		18,228		18,633	2.2%
Medical office[5]	138		36,898		37,437	1.5%
Life Science[6]	7		6,629		6,867	3.6%
Total	**773**	**$**	**254,239**	**$**	**263,303**	**3.6%**

Notes:

(1) Includes unconsolidated joint ventures. See page 26 for reconciliation.

(2) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.

(3) Represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

(4) See page 7.

(5) See page 8.

(6) See page 10.

Portfolio Performance - Same Store Triple-Net [1]

Trailing Twelve EBITDARM Coverage

Seniors Housing Triple-Net (140 properties)


1.70
1.60
1.50
1.40
1.30
1.50x
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12

Skilled Nursing/Post-Acute (147 properties)


2.60
2.20
1.80
1.40
1.00
2.13x
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12

Hospitals (14 properties)


3.10
2.60
2.10
1.60
1.10
2.44x
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12

Basis Points	YoY 2Q12/2Q11	QoQ 2Q12/1Q12
Seniors Housing Triple-Net	-6	-
Skilled Nursing/Post-Acute	-31	-12
Hospitals	-20	-2

Notes:

(1) Represents those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period.

Portfolio Composition - Seniors Housing Operating[1]

(dollars in thousands)

Total Performance	3Q11	4Q11	1Q12	2Q12	3Q12
Properties	99	112	118	160	165
Average age (years)	13	12	12	14	13
Beds/Units	10,537	12,420	13,193	21,380	21,818
Investment balance	$ 2,173,410	$ 2,792,088	$ 2,962,709	$ 3,425,514	$ 3,657,103
Total occupancy	86.6%	87.3%	87.3%	87.9%	88.9%
Total revenues	$ 125,125	$ 136,525	$ 158,174	$ 180,439	$ 197,525
Operating expenses	$ 86,218	$ 94,319	$ 107,243	$ 120,273	$ 133,254
NOI	$ 38,907	$ 42,206	$ 50,931	$ 60,166	$ 64,271
Total cap-ex/TI/LC	$ 4,319	$ 4,070	$ 5,056	$ 4,238	$ 5,548

Same Store Cash NOI Performance[2]	3Q11	3Q12
Properties	116	116
Total revenues	$ 158,361	$ 167,832
Operating expenses	$ 108,450	$ 114,421
NOI	$ 49,911	$ 53,411

Secured Debt[3]	Amount	Blended Interest Rate	Weighted Average Maturity
Principal balance	$ 1,604,684	4.8%	7.0

Geographic Concentration	Investment Balance	Properties	Beds/Units	% of Balance
California	$ 836,063	34	4,143	22.9%
Washington	542,487	18	2,214	14.8%
Connecticut	343,773	14	1,380	9.4%
Massachusetts	321,090	13	1,054	8.8%
England	247,512	5	437	6.8%
Other	1,366,178	81	12,590	37.4%
Total	**$ 3,657,103**	**165**	**21,818**	**100.0%**

Operator Concentration	Investment Balance	Properties	Beds / Units	HCN Ownership %
Merrill Gardens, LLC	$ 1,095,029	48	5,822	80.0%
Benchmark Senior Living	846,411	34	3,005	95.0%
Chartwell Seniors Housing REIT	515,103	42	8,186	54.0%
Belmont Village, LP	375,622	8	1,079	95.0%
Senior Star Living	319,474	9	1,687	90.0%
Silverado Senior Living, Inc.	257,951	19	1,602	95.0%
Sunrise Senior Living, Inc.	247,513	5	437	100.0%
Total	**$ 3,657,103**	**165**	**21,818**	**84.6%**

Notes:

(1) Dollars represent 100% of partnerships except unconsolidated joint ventures which are reflected at HCN's ownership percentage.

(2) Represents those properties in operation for 15 months preceding the end of the portfolio performance period. Amounts for 3Q11 include the performance of some properties that were not owned or operated by HCN.

(3) Debt secured by the joint ventures' assets.

Portfolio Composition - Medical Office Buildings

(dollars in thousands)

	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
Health system-affiliated	158	10,888,742	$ 2,846,194	$ 76,943	$ 23,037	$ 53,906	11	94.8%
Unaffiliated	30	1,018,084	253,177	6,699	2,597	4,102	16	85.2%
Subtotal	**188**	**11,906,826**	**3,099,371**	**83,642**	**25,634**	**58,008**	**12**	**93.9%**
Equity investment[1]	6	405,414	44,421	1,173	296	877		
Discontinued operations	-	-	-	1,414	219	1,195		
Development	6	617,873	84,370	-	-	-		
Loans	1	72,404	6,207	642	-	642		
Land	6	-	34,150	-	-	-		
Total	**207**	**13,002,517**	**$ 3,268,519**	**$ 86,871**	**$ 26,149**	**$ 60,722**		

Portfolio Performance - Medical Office Buildings[2]

Total Performance	3Q11	4Q11	1Q12	2Q12	3Q12
Properties	151	163	176	184	188
Square feet	8,613,287	9,543,694	10,842,265	11,675,988	11,906,826
Investment balance	$ 2,179,703	$ 2,434,670	$ 2,857,748	$ 3,055,885	$ 3,099,371
Occupancy	93.1%	93.2%	93.0%	93.5%	93.9%
Total revenue	$ 59,209	$ 61,776	$ 72,541	$ 78,418	$ 83,642
Operating expenses	$ 16,867	$ 18,082	$ 21,635	$ 24,571	$ 25,634
NOI from continuing operations	$ 42,342	$ 43,694	$ 50,906	$ 53,847	$ 58,008
Total cap-ex/TI/LC	$ 5,673	$ 5,080	$ 3,529	$ 6,409	$ 3,797
Expired (square feet)[3]	696,912	679,151	758,022	792,208	721,439
Retained (square feet)[3]	567,055	533,967	620,721	625,913	590,709
Retention rate[3]	81.4%	78.6%	81.9%	79.0%	81.9%

Same Store Cash Performance	3Q11	4Q11	1Q12	2Q12	3Q12
Properties	138	138	138	138	138
Square feet	7,971,498	7,971,498	7,971,498	7,971,498	7,971,498
Investment balance	$ 2,032,107	$ 2,006,814	$ 1,988,353	$ 1,976,946	$ 1,960,311
Occupancy	92.9%	93.0%	92.3%	92.5%	92.9%
Cash revenue	$ 52,762	$ 52,480	$ 51,998	$ 52,315	$ 53,231
Operating expenses	$ 15,864	$ 15,321	$ 14,757	$ 15,335	$ 15,794
Cash NOI	$ 36,898	$ 37,159	$ 37,241	$ 36,980	$ 37,437

Remaining Lease Expirations	2012	2013	2014	2015	2016
Square feet	196,776	591,144	620,196	670,892	752,237
% of total portfolio	1.7%	5.0%	5.2%	5.6%	6.3%

Notes:
(1) Dollar amounts reflected at HCN's ownership interest in unconsolidated joint venture properties.
(2) Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, equity investments and discontinued operations.
(3) Amounts represent trailing twelve months from the indicated quarter end.

Portfolio Concentration - Medical Office Buildings

(dollars in thousands, except per square foot)

By Tenant[1]	Square Feet	% of Total
Aurora Health Care	1,441,588	12.1%
Kelsey-Seybold Management Services	437,877	3.7%
Summit Health Virtua	380,931	3.2%
Melbourne Internal Medicine Associates	363,839	3.1%
Texas Health Resources	352,776	3.0%
Remaining Portfolio	8,929,815	74.9%
Total	**11,906,826**	**100.0%**

By State	Properties	Square Feet	% of Total	Committed Balance	Committed Balance per Square Foot[2]
Texas	36	2,319,985	17.8%	$ 668,221	$ 288
Florida	38	1,616,278	12.4%	470,552	291
Wisconsin	18	1,441,588	11.1%	283,584	197
New Jersey	7	880,311	6.8%	248,660	282
California	10	687,130	5.3%	200,317	292
Georgia	11	893,629	6.9%	190,950	214
Washington	5	451,677	3.5%	168,675	407
Missouri	5	397,700	3.1%	127,712	321
Indiana	5	419,969	3.2%	119,688	285
Tennessee	8	405,201	3.1%	98,055	242
Remaining Portfolio	64	3,489,049	26.8%	783,671	237
Total	**207**	**13,002,517**	**100.0%**	**$ 3,360,087**	**$ 263**

Notes:

(1) Excludes equity investments, development and loan properties.

(2) Includes pro rata amounts related to investments in unconsolidated joint ventures.

Portfolio Composition - Life Science Buildings

(dollars in thousands; dollar amounts reflected at HCN's 49% ownership interest)

Total Life Science Performance		3Q11		4Q11		1Q12		2Q12		3Q12
Properties		7		7		7		7		7
Average age (years)		13		13		13		14		14
Square feet		1,188,132		1,188,132		1,188,132		1,188,132		1,188,132
Investment balance	$	340,235	$	337,800	$	336,239	$	333,853	$	333,212
Occupancy		100.0%		100.0%		100.0%		97.8%		97.8%
Total revenues	$	10,814	$	10,761	$	11,023	$	10,753	$	10,918
Operating expenses	$	3,199	$	3,139	$	3,598	$	3,250	$	3,356
NOI(1)	$	7,615	$	7,622	$	7,425	$	7,503	$	7,562
Total cap-ex/TI/LC	$	-	$	6	$	918	$	148	$	1,372

Same Store Cash NOI Performance		3Q11		3Q12
Properties		7		7
Total revenues	$	9,812	$	10,207
Operating expenses	$	3,183	$	3,340
NOI	$	6,629	$	6,867

Secured Debt(2)		Amount	Blended Interest Rate	Weighted Average Maturity
Principal balance	$	159,719	6.3%	2.2

By Tenant	Square Feet	% of Total
Millennium (Takeda)	628,934	52.9%
Vertex	145,275	12.2%
Brigham and Women's Hospital	125,096	10.5%
Ariad Pharmaceuticals	125,027	10.5%
Novartis	70,475	5.9%
Genzyme	56,853	4.8%
Remaining portfolio	36,472	3.2%
Total(3)	**1,188,132**	**100.0%**

Notes:

(1) NOI includes amortization of below market rents and straight-line rent of $711,000 and non-cash expense of $16,000 for the three months ended September 30, 2012.

(2) Non-recourse debt to HCN, secured by the joint venture's assets.

(3) Excludes two parking garages consisting of 1,709 spaces included in the Forest City Enterprises joint venture.

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/11	2012 YTD Funding	2012 YTD Conversions	CIP Balance at 9/30/12
Development Properties						
Seniors housing triple-net	13	1,133	$ 60,085	$ 70,320	$ (69,249)	$ 61,156
Skilled nursing/post-acute	7	746	24,017	55,173	(15,022)	64,168
Medical office	9	994,627	101,234	94,463	(111,327)	84,370
Sub-total	**29**		**$ 185,336**	**$ 219,956**	**$ (195,598)**	**$ 209,694**
Expansion Projects						
Seniors housing triple-net	10	130	$ 4,165	$ 6,086	$ (240)	$ 10,011
Total	**39**		**$ 189,501**	**$ 226,042**	**$ (195,838)**	**$ 219,705**

Development Funding Projections(1)

				Projected Future Funding			
Development Properties	Projects	Beds / Units / Square Feet	Projected Yields(2)	2012 Funding	2013 Funding	Unfunded Commitments	Committed Balances
Seniors housing triple-net	9	731	8.5%	$ 24,186	$ 46,511	$ 70,697	$ 131,853
Skilled nursing/post-acute	5	584	9.6%	10,736	22,096	32,832	97,000
Medical office	6	617,873	8.4%	45,313	46,256	91,569	175,939
Total	**20**		**8.7%**	**$ 80,235**	**$ 114,863**	**$ 195,098**	**$ 404,792**

Development Project Conversion Estimates(1)

Quarterly Conversions

	Amount	Projected Yields(2)
1Q12 actual	$ 117,535	8.4%
2Q12 actual	47,298	8.4%
3Q12 actual	30,765	8.5%
4Q12 estimate	147,830	8.7%
1Q13 estimate	123,713	8.7%
2Q13 estimate	28,500	8.0%
3Q13 estimate	18,818	7.9%
4Q13 estimate	40,031	8.8%
1Q14 estimate	45,900	9.7%
Total	**$ 600,390**	**8.6%**

Annual Conversions

	Amount	Projected Yields(2)
2012 estimate	$ 343,428	8.5%
2013 estimate	211,062	8.5%
2014 estimate	45,900	9.7%
2015 estimate	-	0.0%
2016+ estimate	-	0.0%
Total	**$ 600,390**	**8.6%**

Notes:
(1) Excludes expansion projects.
(2) Actual yields may be higher if the underlying market rates increase. MOBs represent stabilized yields.

Development Projects Summary[1]

(dollars in thousands)

Seniors Housing Triple-Net

Facility	Unit Mix: Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing	Commitment Amount	Balance at 9/30/12	Estimated Conversion
Highland Park, IL	64	-	20	44	-	$ 19,000	$ 15,771	4Q12
Lexington, KY	117	-	34	29	54	14,123	11,455	4Q12
Tulsa, OK	75	-	57	18	-	11,600	9,479	4Q12
Winter Garden, FL	45	-	-	45	-	9,450	4,241	1Q13
Flower Mound, TX	74	-	51	23	-	10,330	4,449	1Q13
Voorhees, NJ	102	-	75	27	-	28,500	9,582	2Q13
Coppell,TX	74	-	51	23	-	10,050	1,338	4Q13
Brookfield,WI	90	-	-	90	-	14,400	2,016	4Q13
Naperville,IL	90	-	-	90	-	14,400	2,825	1Q14
Subtotal	**731**	-	**288**	**389**	**54**	**$ 131,853**	**$ 61,156**	

Skilled Nursing/Post-Acute

Facility	Unit Mix: Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing	Commitment Amount	Balance at 9/30/12	Estimated Conversion
Monclova, OH	133	-	12	21	100	$ 14,300	$ 10,999	4Q12
Grand Blanc, MI	84	-	22	11	51	8,700	8,264	4Q12
Voorhees, NJ	124	-	-	-	124	29,100	23,745	1Q13
Nashville, TN	119	-	-	-	119	13,400	10,938	1Q13
Moorestown, NJ	124	-	-	-	124	31,500	10,222	1Q14
Subtotal	**584**	-	**34**	**32**	**518**	**$ 97,000**	**$ 64,168**	

Medical Office Buildings

Facility	Rentable Square Feet	Preleased%	Health System Affiliation	Commitment Amount	Balance at 9/30/12	Estimated Conversion
Mount Vernon, IL	130,647	96%	Yes	$ 25,806	$ 17,582	4Q12
Moorestown, NJ	180,966	93%	Yes	54,300	39,070	4Q12
Tacoma, WA	120,833	100%	Yes	61,433	23,788	1Q13
Highland, IL	55,332	70%	Yes	9,028	1,388	3Q13
Pasadena, TX	36,475	100%	Yes	9,790	1,820	3Q13
Cincinnati, OH	93,620	89%	Yes	15,582	722	4Q13
Subtotal	**617,873**	**93%**		**$ 175,939**	**$ 84,370**	
Total Development Projects				**$ 404,792**	**$ 209,694**	

Notes:

(1) Excludes expansion projects.

Unstabilized Properties

(dollars in thousands)

	6/30/12 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	9/30/12 Properties
Seniors housing triple-net	29	(1)	1	4	33
Skilled nursing/post-acute	1	-	1	-	2
Hospital	2	-	-	-	2
Total	**32**	**(1)**	**2**	**4**	**37**

	9/30/12 Properties	Beds / Units	Investment Balance	% of Total Investment
Seniors housing triple-net	33	4,922	$ 979,324	5.9%
Skilled nursing/post-acute	2	162	14,953	0.1%
Hospital	2	152	233,934	1.4%
Total	**37**	**5,236**	**$ 1,228,212**	**7.4%**

Occupancy

	6/30/12 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	9/30/12 Properties
0% - 50%	13	-	2	-	-	15
50% - 70%	9	-	-	-	(1)	8
70% +	10	(1)	-	4	1	14
Total	**32**	**(1)**	**2**	**4**	**-**	**37**

	9/30/12 Properties	Months In Operation	Revenues	% of Total Revenues[(1)]	Investment Balance	% of Total Investment
0% - 50%	15	14	$ 27,834	1.3%	$ 409,852	2.5%
50% - 70%	8	23	43,650	2.1%	464,814	2.8%
70% +	14	19	23,160	1.1%	353,546	2.1%
Total	**37**	**20**	**$ 94,644**	**4.6%**	**$ 1,228,212**	**7.4%**

Notes:
(1) Includes revenues annualized from amounts presented on page 2.

Relationship Investment History

(dollars in millions)


$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
Existing relationships
New relationships

	Gross Investments											
	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12	3Q12	Average
Existing	$ 283	$ 188	$ 607	$ 464	$ 466	$ 391	$ 260	$ 758	$ 647	$ 602	$ 577	$ 478
New	302	105	95	1,107	894	2,426	384	407	106	547	409	615
Total	$ 585	$ 293	$ 702	$ 1,571	$ 1,360	$ 2,817	$ 644	$ 1,165	$ 753	$ 1,149	$ 986	$ 1,093
% Existing	48%	64%	86%	30%	34%	14%	43%	65%	86%	52%	59%	44%

Gross Investment Activity

(dollars in thousands, except per bed / unit / square foot)

	Third Quarter 2012							
	Properties	Beds / Units / Square Feet			Amount		Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions								
Seniors housing triple-net	25	3,059	units	$	585,650	$	191,451	7.0%
Seniors housing operating	5	437	units		243,474		557,149	7.2%
Medical office	3	220,345	sf		50,318		228	7.0%
Land parcels	-				110			
Total acquisitions	**33**			**$**	**879,552**			**7.1%**
Construction in Progress								
Development projects:								
Seniors housing triple-net	9	731	units	$	22,873			
Skilled nursing/post-acute	5	584	beds		25,170			
Medical office	6	617,873	sf		29,526			
Total development projects	**20**			**$**	**77,569**			
Expansion projects:								
Seniors housing triple-net	10	130	units		2,116			
Total expansion projects	**10**			**$**	**2,116**			
Total construction in progress	**30**				**79,685**			
Capital improvements to existing properties					11,149			7.1%
Loan advances					15,540			7.2%
Gross investments				**$**	**985,926**			

Gross Investment Activity

(dollars in thousands, except per bed / unit / square foot)

	Year-to-Date 2012							
	Properties	Beds / Units / Square Feet			Amount		Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions								
Seniors housing triple-net	42	4,951	units	$	915,342	$	184,880	7.1%
Skilled nursing/post-acute	7	799	beds		95,900		120,025	8.9%
Seniors housing operating	14	1,718	units		535,871		311,916	7.1%
Hospital	1	44	beds		16,575		376,705	8.3%
Medical office	22	1,959,939	sf		582,550		297	6.7%
Land parcels	1				2,823			
Total acquisitions	**87**			**$**	**2,149,061**			**7.1%**
Construction in Progress								
Development projects:								
Seniors housing triple-net	13	1,133	units	$	70,320			
Skilled nursing/post-acute	7	746	beds		55,173			
Medical office	9	994,627	sf		94,463			
Total development projects	**29**				**219,956**			
Expansion projects:								
Seniors housing triple-net	10	130	units	$	6,086			
Total expansion projects	**10**			**$**	**6,086**			
Total construction in progress	**39**				**226,042**			
Investments in unconsolidated joint ventures					431,488			7.4%
Capital improvements to existing properties					45,919			7.9%
Loan advances					35,894			7.6%
Gross investments				**$**	**2,888,404**			

Investment Timing

(dollars in thousands)

	Acquisitions/ Joint Ventures	Yield	Loan Advances	Yield	Construction Conversions	Yield	Dispositions	Yield
Jul	$ 9,260	5.8%	$ 7,781	6.3%	$ -	0.0%	$ 5,083	12.9%
Aug	533,714	7.1%	5,341	7.9%	30,765	8.5%	450	10.5%
Sep	336,578	7.0%	2,418	8.2%	-	0.0%	127,779	10.5%
Total	**$ 879,552**	**7.1%**	**$ 15,540**	**7.2%**	**$ 30,765**	**8.5%**	**$ 133,312**	**10.6%**

Disposition Activity

(dollars in thousands)

	Third Quarter 2012		Year-to-Date 2012	
	Amount	% of Total	Amount	% of Total
Dispositions by Property Type				
Seniors housing triple-net	$ 21,071	15.8%	$ 41,551	16.2%
Skilled nursing/post-acute	38,509	28.9%	108,433	42.2%
Hospital	-	0.0%	1,250	0.5%
Medical office	73,282	55.0%	105,097	40.9%
Real property dispositions	**$ 132,862**	**99.7%**	**$ 256,331**	**99.8%**
Real estate loans receivable	450	0.3%	450	0.2%
Total	**$ 133,312**	**100.0%**	**$ 256,781**	**100.0%**

Discontinued Operations

	Third Quarter		Year-to-Date	
	2012	2011	2012	2011
Revenues				
Rental income	$ 8,441	$ 14,147	$ 33,287	$ 51,117
Expenses				
Interest expense	1,663	3,382	6,669	11,387
Property operating expenses	219	944	1,099	4,331
Depreciation and amortization	708	4,058	6,190	14,838
Income/(loss) from discontinued operations, net	**$ 5,851**	**$ 5,763**	**$ 19,329**	**$ 20,561**

Net Operating Income Reconciliation[1]

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2012	2011	2012	2011
Total revenues:				
Seniors housing triple-net:				
Seniors housing	$ 98,964	$ 78,221	$ 277,858	$ 223,002
Skilled nursing/post-acute	93,448	91,447	279,759	221,654
Sub-total rental income	**192,412**	**169,668**	**557,617**	**444,656**
Interest income	6,115	6,810	17,977	27,224
Other income	662	454	2,511	4,878
Total seniors housing triple-net income	**199,189**	**176,932**	**578,105**	**476,758**
Seniors housing operating: Resident fees and services[2]	**197,525**	**125,125**	**536,140**	**319,559**
Medical facilities:				
Rental income[3]				
Medical office[2]	85,845	62,160	241,885	175,489
Hospital	21,584	19,418	63,913	49,646
Life science[2]	10,918	10,814	32,695	32,668
Sub-total rental income	**118,347**	**92,392**	**338,493**	**257,803**
Interest income	1,995	1,048	6,154	5,209
Other income	400	1,048	1,482	3,879
Total medical facilities income	**120,742**	**94,488**	**346,129**	**266,891**
Non-segment/corporate other income	277	307	512	1,217
Total revenues	**517,733**	**396,852**	**1,460,886**	**1,064,425**
Property operating expenses:				
Seniors housing operating[2]	133,254	86,218	360,770	219,824
Medical facilities[2,3]	29,982	21,312	84,893	61,407
Total property operating expenses	**163,236**	**107,530**	**445,663**	**281,231**
Net operating income:				
Seniors housing triple-net	199,189	176,932	578,105	476,758
Seniors housing operating	64,271	38,907	175,370	99,735
Medical facilities	90,760	73,176	261,236	205,484
Non-segment/corporate	277	307	512	1,217
Net operating income	**$ 354,497**	**$ 289,322**	**$ 1,015,223**	**$ 783,194**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 25.

(2) Includes HCN's share of revenues and expenses from unconsolidated joint ventures. See pages 7, 8 and 10 for more information.

(3) The three months ended September 30, 2012 includes the following amounts (in thousands):

Rental income from discontinued operations:	
Seniors housing triple-net	$ 627
Skilled nursing/post-acute	6,400
Medical office	1,414
Total	$ 8,441
Non-cash rental income from continuing operations:	
Seniors housing triple-net	$ 3,724
Skilled nursing/post-acute	5,919
Hospital	293
Medical office	2,604
Life science[2]	711
Total	$ 13,251
Property operating expenses from discontinued operations:	
Medical office	$ 219
Total	$ 219

Adjusted EBITDA Reconciliation[1]

(dollars in thousands)

	Twelve Months Ended September 30, 2012	Three Months Ended September 30, 2012
Net income	$ 230,181	$ 53,506
Interest expense[2]	376,811	96,243
Income tax expense	4,578	836
Depreciation and amortization[2]	515,387	132,858
Stock-based compensation	17,003	2,592
Provision for loan losses	28,471	27,008
Loss (gain) on extinguishment of debt	(188)	215
Adjusted EBITDA	**$ 1,172,243**	**$ 313,258**

Interest Coverage Ratio[3]

	Twelve Months Ended September 30, 2012	Three Months Ended September 30, 2012
Interest expense[2]	$ 376,811	$ 96,243
Capitalized interest	10,190	2,556
Non-cash interest expense	(12,560)	(2,241)
Total interest	**$ 374,441**	**$ 96,558**
Adjusted EBITDA	$ 1,172,243	$ 313,258
Adjusted interest coverage ratio	**3.13x**	**3.24x**

Fixed Charge Coverage Ratio[4]

	Twelve Months Ended September 30, 2012	Three Months Ended September 30, 2012
Total interest[2]	$ 374,441	$ 96,558
Secured debt principal amortization	35,920	10,141
Preferred dividends	69,762	16,602
Total fixed charges	**$ 480,123**	**$ 123,301**
Adjusted EBITDA	$ 1,172,243	$ 313,258
Adjusted fixed charge coverage ratio	**2.44x**	**2.54x**

Net Debt to EBITDA Ratio

	Twelve Months Ended September 30, 2012	Three Months Ended September 30, 2012
Total debt		$ 7,319,025
Less: cash and cash equivalents		(1,382,252)
Net debt		**$ 5,936,773**
Adjusted EBITDA Annualized		1,253,032
Net debt to adjusted EBITDA ratio		**4.74x**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 25.

(2) Interest expense and depreciation and amortization include discontinued operations.

(3) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended.

(4) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a minimum of 1.50 times for the twelve months ended.

Revenue and Lease Maturity

(dollars in thousands except per share data)

Year	Rental Income[1] Senior Housing Triple-net	Rental Income[1] Skilled Nursing / Post-Acute	Rental Income[1] Hospitals	Rental Income[1] Medical Office	Rental Income[1] Total Rental Income	Interest Income[2]	Total Revenues	% of Total
2012	$ 769	$ 19,223	$ -	$ 4,433	$ 24,425	$ 669	$ 25,094	2.2%
2013	53,239	404	-	13,507	67,150	456	67,606	5.8%
2014	21,067	4,812	-	13,267	39,146	5,393	44,539	3.8%
2015	-	2,061	-	14,938	16,999	670	17,669	1.5%
2016	-	-	-	16,775	16,775	6,907	23,682	2.0%
2017	13,234	3,903	2,350	24,162	43,649	3,073	46,722	4.0%
2018	37,194	-	-	13,154	50,348	1,937	52,285	4.5%
2019	9,463	-	-	14,783	24,246	2,247	26,493	2.3%
2020	13,259	28,107	6,036	14,613	62,015	1,394	63,409	5.4%
2021	12,186	48,741	-	19,066	79,993	697	80,690	6.9%
Thereafter	258,697	258,562	77,782	114,792	709,833	5,765	715,598	61.6%
	$ 419,108	$ 365,813	$ 86,168	$ 263,490	$ 1,134,579	$ 29,208	$ 1,163,787	100.0%

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Lines of Credit[1]	Senior Notes[2,3,4]	Secured Debt[2]	Consolidated Debt[5]	% of Total	Joint Ventures[6]	Combined Debt	% of Total
2012	$ -	$ -	$ 9,914	$ 9,914	0.1%	$ 41,389	$ 51,303	0.7%
2013	-	300,000	221,368	521,368	7.2%	69,398	590,766	7.7%
2014	-	-	201,848	201,848	2.8%	82,619	284,467	3.7%
2015	-	250,000	221,295	471,295	6.5%	64,484	535,779	7.0%
2016	-	954,143	318,507	1,272,650	17.6%	65,693	1,338,343	17.5%
2017	-	450,000	318,241	768,241	10.6%	50,011	818,252	10.7%
2018	-	-	301,839	301,839	4.2%	10,981	312,820	4.1%
Thereafter	-	2,994,403	707,509	3,701,912	51.0%	27,603	3,729,515	48.6%
Totals	**$ -**	**$ 4,948,546**	**$ 2,300,521**	**$ 7,249,067**	**100.0%**	**$ 412,178**	**$ 7,661,245**	**100.0%**
Weighted Avg Interest Rate[7]	-	**4.9%**	**5.1%**	**4.9%**		**5.1%**	**5.0%**	
Weighted Avg Maturity Years[2]	-	**8.7**	**7.6**	**8.4**		**3.2**	**8.1**	

Fixed and Floating Rate Debt

(dollars in thousands)

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 4,694,403	64.7%	$ 4,694,403	61.3%
Secured debt[8]	2,077,251	28.7%	2,425,975	31.7%
Total fixed	**$ 6,771,654**	**93.4%**	**$ 7,120,378**	**93.0%**
Floating Rate Debt				
Senior notes	254,143	3.5%	254,143	3.3%
Secured debt[8]	223,270	3.1%	286,724	3.7%
Total floating	**$ 477,413**	**6.6%**	**$ 540,867**	**7.0%**
Total debt	**$ 7,249,067**	**100.0%**	**$ 7,661,245**	**100.0%**

Notes:

(1) The $2.0 billion primary unsecured line of credit currently matures on July 27, 2015 (with an option to extend for an additional year at our discretion) with remaining availability of $2.0 billion as of September 30, 2012.

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) $494 million of convertible senior notes are puttable on December 1, 2014. Weighted average maturities would be 7.2 years and 7.3 years for senior notes and consolidated debt, respectively, using the puttable dates.

(4) Amounts include a $250.0 million Canadian denominated unsecured term loan (approximately $254.1 million USD at exchange rates on September 30, 2012). The loan is coterminous with the primary unsecured revolving credit facility and matures July 27, 2015 and includes extension option periods that are solely at HCN's discretion.

(5) Excludes capital lease obligations of $82.8 million, of which $70.0 million mature in November 2013, $8.8 million mature in April 2015, $1.9 million mature in October 2018 and $1.8 million mature in August 2019.

(6) Represents HCN's share of secured debt at unconsolidated joint ventures.

(7) Line of credit interest rate represents 1-month LIBOR + 135 bps at September 30, 2012. Senior notes and secured debt average interest rate represents the face value note rate.

(8) $101 million of floating rate secured debt is characterized as fixed rate debt due to interest rate swap agreements at September 30, 2012. If one treated this as floating rate debt, consolidated debt would be 92.0% fixed and 8.0% floating.

Current Capitalization

(amounts in thousands except per share data)

	Consolidated	% of Total
Book Capitalization		
Lines of credit	$ -	0.0%
Long-term debt obligations	7,319,025	41.0%
Debt to consolidated book capitalization[1]	**7,319,025**	**41.0%**
Total equity	10,522,405	59.0%
Consolidated book capitalization	**$ 17,841,430**	**100.0%**
HCN share of unconsolidated joint venture debt	412,178	
Total book capitalization	**$ 18,253,608**	
Undepreciated Book Capitalization		
Lines of credit	$ -	0.0%
Long-term debt obligations	7,319,025	37.9%
Debt to consolidated undepreciated book capitalization	**7,319,025**	**37.9%**
Accumulated depreciation and amortization	1,480,293	7.6%
Total equity	10,522,405	54.5%
Consolidated undepreciated book capitalization	**$ 19,321,723**	**100.0%**
HCN share of unconsolidated joint venture debt	412,178	
Total undepreciated book capitalization	**$ 19,733,901**	
Enterprise Value		
Lines of credit	$ -	0.0%
Long-term debt obligations	7,319,025	31.1%
Debt to consolidated enterprise value	**7,319,025**	**31.1%**
Common shares outstanding	259,540	
Period end share price	$57.74	
Common equity market capitalization	**14,985,840**	**63.7%**
Noncontrolling interests	201,425	0.9%
Preferred stock	1,022,917	4.3%
Consolidated enterprise value	**$ 23,529,207**	**100.0%**
HCN share of unconsolidated joint venture debt	412,178	
Total enterprise value	**$ 23,941,385**	
Secured Debt as % of Total Assets[2]		
Secured debt	**$ 2,314,717**	**12.7%**
Total assets	$ 18,282,275	
Total Debt as % of Total Assets[3]		
Total debt	**$ 7,319,025**	**40.0%**
Total assets	$ 18,282,275	
Unsecured Debt as % of Unencumbered Assets[4]		
Unsecured debt	**$ 4,921,712**	**36.3%**
Unencumbered assets	$ 13,564,718	

Notes:

(1) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%.

(2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 30%.

(3) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(4) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced.

Construction Conversion: Represents completed construction projects that were placed into service and began earning rent.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Investment Amount:
Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP.
New loans – Represents face amount of new loan.
Construction conversion – Represents book balance converted from CIP to real property upon completion.
Capital improvements to existing properties – Represents cash funded to tenants under an existing lease.
Loan advances – Represents cash funded to operators under an existing loan agreement.

Investment Balance: Represents net book value of real estate investments or the company's interest in unconsolidated joint ventures as reflected on the company's balance sheet.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Renewal Rate: The ratio of total square feet expiring and available for lease to total renewed square feet.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent and assisted living properties held in consolidated joint ventures, structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent and assisted living properties subject to triple-net operating leases and real estate loans receivable.

Skilled Nursing/Post-Acute: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. All facilities offer some level of rehabilitation services. Some facilities offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation, which focus on higher acuity patients.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Entrance fee communities are considered stable after achieving aggregate property occupancy of 80% or more.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount for acquisitions/joint ventures, loan advances, capital improvements and construction conversions. Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds for dispositions.

The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, net operating income (NOI) and same store cash NOI (SSCNOI) to be useful supplemental measures of its operating performance.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. For purposes of SSCNOI, same store is defined as those revenue-generating properties in the portfolio for the reporting period January 1, 2011 to September 30, 2012. As such, properties acquired, developed or classified in discontinued operations during that period are excluded from the same store amounts. The company believes NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. We believe that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA to measure our interest coverage ratio, which represents EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

A covenant in our primary line of credit arrangement and Canadian deonminated term loan contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Effective July 27, 2011, our covenant requires an adjusted fixed charge ratio of at least 1.50 times.

Other than Adjusted EBITDA, the company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with financial covenants in our primary line of credit arrangement and Canadian denominated term loan and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

	Three Months Ended September 30, 2012		2011	
NOI Reconciliation:				
Net operating income[1]	$	354,497	$	289,322
Reconciling items:				
Interest expense[2]		(96,243)		(87,811)
Depreciation and amortization[2]		(132,858)		(115,640)
General & administrative expenses		(23,679)		(19,735)
Transaction costs		(8,264)		(6,739)
Gain (loss) on derivatives, net		(409)		-
Gain (loss) on extinguishment of debt, net		(215)		-
Provision for loan losses		(27,008)		(132)
Income tax benefit (expense)		(836)		(223)
Non-operating expenses from unconsolidated entities		(17,354)		(6,874)
Gain (loss) on sales of properties, net		12,827		185
Impairment of assets		(6,952)		-
Preferred dividends		(16,602)		(17,234)
Loss (income) attributable to noncontrolling interests		365		1,488
		(317,228)		(252,715)
Net income (loss) attributable to common stockholders	$	37,269	$	36,607
Same Store Cash NOI Reconciliation:				
Net operating income[1]		354,497		289,322
Adjustments:				
Non-cash NOI on same store properties		(10,801)		(17,712)
NOI attributable to non same store properties		(80,393)		(28,727)
Same store cash NOI pre-HCN ownership[3]		-		11,356
Same store cash NOI[4]	$	263,303	$	254,239
Year-over-year same store cash NOI growth		3.6%		

Notes:

(1) See page 18.

(2) Includes amounts related to discontinued operations.

(3) Represents the performance of certain seniors housing operating properties that were not owned or operated by HCN in 3Q11.

(4) See page 5.

Forward-Looking Statements and Risk Factors

This document may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company's portfolio; the sale of facilities; the performance of its operators/tenants and facilities; its ability to enter into agreements with viable new tenants for vacant space or for facilities that the company takes back from financially troubled tenants, if any; its occupancy rates; its ability to acquire, develop and/or manage facilities; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its ability to successfully manage the risks associated with international expansion and operations; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company's expected results may not be achieved and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company's facilities; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life science tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company's facilities; changes in rules or practices governing the company's financial reporting; the movement of foreign currency exchange rates; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated November 6, 2012 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

About Health Care REIT

Health Care REIT, Inc. is a real estate investment trust that has been at the forefront of senior living and health care real estate since the company was founded in 1970. The company's $17 billion portfolio spans the full spectrum of health care real estate, including senior living communities, medical office buildings, inpatient and outpatient medical centers and life science facilities.

Health Care REIT's investment philosophy is based on establishing long-term relationships with health care systems and senior living operators. The company offers a variety of financing programs that can be tailored to meet the specific needs of each client. The company's capital programs, when combined with its comprehensive planning, development and property management services, make it a single-source solution for acquiring, planning, developing, managing, repositioning and monetizing real estate assets.

Health Care REIT is listed on the New York Stock Exchange and is a member of the S&P 500 Index. The company maintains conservative balance sheet management. This financial strength and commitment to creating shareholder value has allowed the company to declare 166 consecutive dividends. As of September 30, 2012, the company's broadly diversified portfolio consisted of 1,030 properties in 46 states, the United Kingdom and Canada. More information is available on the company's website at www.hcreit.com.

HEALTHCARE REIT™

4500 Dorr Street
Toledo, Ohio 43615-4040
www.hcreit.com